STOCK-FOR-STOCK BARTER AGREEMENT

BY AND BETWEEN

BLACK UNICORN FACTORY, INC.

AND

BARTERVENTURES, INC.

STOCK-FOR-STOCK BARTER AGREEMENT

BY AND BETWEEN
BLACK UNICORN FACTORY, INC.
AND
BARTERVENTURES, INC.

This Stock-for-Stock Barter Agreement (the “Agreement”) is made and entered into as of April 20, 2025 (the “Effective Date”), by and between:

Black Unicorn Factory, Inc., a California corporation with its principal place of business at 5777 W. Century Blvd, Suite 1125-106, Los Angeles, CA 90045 (“BUF”),
and
BarterVentures, Inc., a Delaware corporation with its principal place of business at [Insert Address] (“BV”).

Each may be referred to herein individually as a “Party” and collectively as the “Parties.”

1. PURPOSE

The Parties desire to enter into a strategic, non-cash stock-for-stock barter transaction to expand their respective corporate footprints, foster collaboration, and increase shareholder value.

2. EXCHANGE OF SECURITIES

2.1 Issuance by BUF:
BUF shall issue to BV, and BV shall accept, a number of shares of BUF common stock equal in value to One Hundred Ten Million United States Dollars ($110,000,000).

2.2 Issuance by BV:
BV shall issue to BUF, and BUF shall accept, a number of shares of BV common stock equal in value to One Hundred Ten Million United States Dollars ($110,000,000).

2.3 Consideration:
The shares exchanged under this Agreement shall be issued for no cash consideration. The shares shall be deemed fully paid and non-assessable.

2.4 Closing:
The closing of the exchange (“Closing”) shall occur on or before [Insert Closing Date] (the “Closing Date”), at a time and place mutually agreed upon by the Parties, subject to the satisfaction or waiver of all conditions precedent set forth herein.

3. VALUATION AND BASIS

3.1 Valuation Date:
The valuation of the shares to be exchanged shall be determined based on each Party’s most recent independent valuation, conducted in accordance with generally accepted accounting principles, as of the Effective Date (each a “Valuation”).

3.2 Delivery of Valuations:
Each Party shall deliver to the other Party, at least five (5) business days prior to the Closing Date, a copy of its Valuation and a calculation of the number of shares to be issued based on that Valuation.

3.3 Review and Acceptance:
The other Party shall have the right to review the Valuation and share calculation. If the other Party disputes the Valuation or share calculation, the Parties shall negotiate in good faith to resolve the dispute. If the Parties are unable to resolve the dispute, they may mutually agree to obtain a third-party independent valuation, the cost of which shall be shared equally.

4. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party as of the Effective Date and as of the Closing Date that:

4.1 Organization and Standing:
It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation, and has all necessary power and authority to own its properties and conduct its business as currently conducted.

4.2 Authority:
It has full power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, and all necessary corporate action has been duly taken to authorize such execution, delivery, and performance.

4.3 Due Execution:
This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

4.4 Title to Securities:
The securities to be exchanged by it are duly authorized, validly issued, fully paid, and non-assessable, and are free and clear of all liens, encumbrances, security interests, and adverse claims.

4.5 Compliance with Laws:
The issuance and exchange of the securities under this Agreement comply with all applicable securities laws and regulations.

4.6 No Conflicts:
The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not violate or conflict with (a) its organizational documents, (b) any agreement or instrument to which it is a party, or (c) any applicable law or regulation.

4.7 Consents:
No consent, approval, order, or authorization of any third party or governmental authority is required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for those that have been obtained and are in full force and effect as of the Closing Date.

5. COVENANTS

5.1 Further Assurances:
Each Party agrees to execute and deliver such further documents and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement.

5.2 Confidentiality:
Each Party shall keep confidential all non-public information received from the other Party in connection with this Agreement, and shall use such information solely for the purpose of evaluating and consummating the transactions contemplated by this Agreement, except as required by law or regulation. This obligation shall survive the termination of this Agreement for a period of [Insert Number] years.

5.3 Public Announcements:
No press release or public announcement relating to this Agreement shall be issued by either Party without the prior written consent of the other Party, except as required by law or stock exchange rules.

6. RESTRICTIONS AND LOCK-UP

6.1 Lock-up Period:
The securities exchanged pursuant to this Agreement shall not be transferred, sold, pledged,

hypothecated, or otherwise disposed of by either Party for a period of twelve (12) months from the Closing Date (the “Lock-up Period”), without the prior written consent of the other Party.

6.2 Permitted Transfers:
Notwithstanding Section 6.1, transfers may be permitted during the Lock-up Period with the prior written consent of the other Party, provided that any permitted transfer shall be in compliance with all applicable securities laws.

7. BUYBACK AND BARTER BUYBACK RIGHTS

7.1 Right to Repurchase:
Each Party reserves the right, at its sole discretion, to repurchase any or all of its own shares issued to the other Party under this Agreement at any time, subject to applicable securities laws and regulations.

7.2 Buyback Procedure:
If a Party elects to exercise its right to repurchase its shares, it shall provide written notice to the other Party specifying the number of shares to be repurchased, the proposed repurchase price, and the intended closing date of such repurchase, which shall be no less than ten (10) business days after delivery of such notice.

7.3 Repurchase Price:
Unless otherwise agreed in writing by the Parties, the repurchase price per share shall be the fair market value as determined by an independent third-party valuation firm mutually agreed upon by the Parties, as of the date of the repurchase notice.

7.4 Barter Buyback (Reverse Transaction):
Either Party may, at its discretion, initiate a “barter buyback” by returning all or part of the shares received under this Agreement to the issuing Party, in exchange for the return of a proportional number of its own shares, effectively reversing the original transaction in whole or in part. The Parties shall cooperate in good faith to effectuate such a reversal, including agreeing on the number of shares to be returned and the timing of the transaction.

7.5 Good Faith Negotiation:
The Parties agree to negotiate in good faith to finalize the terms and documentation necessary to effectuate any such repurchase or barter buyback.

7.6 Compliance:
Any repurchase or barter buyback of shares pursuant to this Section shall be conducted in compliance with all applicable securities laws and the organizational documents of each Party.

8. NO REGISTRATION REQUIRED

The Parties agree that the exchange of securities under this Agreement constitutes a private transaction exempt from the registration requirements of applicable federal and state securities laws pursuant to Regulation D and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

9. CONDITIONS PRECEDENT

The obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions precedent:

9.1 Accuracy of Representations and Warranties:
The representations and warranties of the other Party shall be true and correct in all material respects as of the Closing Date.

9.2 Corporate Approvals:
Each Party shall have delivered to the other Party copies of all necessary corporate approvals and resolutions authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

9.3 Absence of Legal Impediment:
There shall be no injunction, order, decree, or legal restraint in effect prohibiting the consummation of the transactions contemplated by this Agreement.

9.4 Ancillary Agreements:
All ancillary agreements, if any, to be executed and delivered pursuant to this Agreement, shall have been duly executed and delivered by the respective parties thereto.

10. TERMINATION

This Agreement may be terminated:

10.1 Mutual Consent:
By mutual written consent of the Parties at any time.

10.2 Outside Date:
By either Party if the Closing has not occurred on or before [Insert Outside Date] (the “Outside Date”), unless the failure to close is due to the breach of this Agreement by the terminating Party.

10.3 Material Breach:
By the non-breaching Party upon written notice to the breaching Party, if the breaching Party has materially breached any provision of this Agreement and has failed to cure such breach within [Insert Number] days after receiving written notice of such breach.

11. INDEMNIFICATION

Each Party agrees to indemnify, defend, and hold harmless the other Party, its affiliates, and its and their respective officers, directors, employees, agents, and representatives (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees and expenses) arising out of or resulting from:

11.1 any breach of this Agreement by the indemnifying Party, or

11.2 any untrue or inaccurate representation or warranty made by the indemnifying Party herein.

12. MISCELLANEOUS

12.1 Governing Law:
This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law principles.

12.2 Entire Agreement:
This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous discussions, negotiations, understandings, and agreements, oral or written, between the Parties with respect to such subject matter.

12.3 Amendment:
This Agreement may be amended only by a written instrument duly executed by both Parties.

12.4 Assignment:
Neither Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Party, except that either Party may assign its rights and obligations to a wholly-owned subsidiary without such consent.

12.5 Notices:
All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by electronic mail (with confirmation of receipt), or sent by a nationally recognized overnight courier service, addressed to the Parties at their respective addresses set forth above or at such other address as either Party may designate to the other in writing.

12.6 Counterparts:
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile or electronic (e.g., PDF) signature shall be deemed to be an original signature for all purposes of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Stock-for-Stock Barter Agreement as of the Effective Date.

BLACK UNICORN FACTORY, INC.
By: /s/Johnny Stewart
Name: Johnny Stewart
Title: Chief Executive Officer
Date: April 20, 2025

BARTERVENTURES, INC.
By: /s/Brent Davis
Name: Brent Davis
Title: Chief Executive Officer
Date: April 20, 2025